TEXAS VANGUARD OIL COMPANY

                              9811 Anderson Mill Road

                                      Suite 202

                                Austin, Texas 78750

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEXAS VANGUARD OIL COMPANY, a Texas Corporation, will be held at the Holiday Inn, 8901
Business Park Dr., Austin, TX 78759 on Thursday, June 9, 2005, at 10:00 A.M., local time, for the purpose of taking action on:

1. The election of three (3) directors to serve until the next Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified;

2. To ratify the appointment of Sprouse & Anderson, L.L.P., as independent public auditors of the Company for the fiscal year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 21, 2005, are entitled to notice and to vote at this meeting and any adjournments thereof.

                                     	BY ORDER OF THE BOARD OF DIRECTORS

                                                 TERESA NUCKOLS
                                                 Secretary




April 29, 2005
Austin, Texas

                       PLEASE RETURN YOUR SIGNED PROXY

Please complete and promptly return your proxy form in the postage-paid envelope. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid unnecessary solicitation costs. Your vote is very important.


                          TEXAS VANGUARD OIL COMPANY

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                     SOLICITATION AND REVOCATION OF PROXY

The accompanying proxy is solicited by the Board of Directors of Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750, telephone
(512) 331-6781 (the Company), for use at the Annual Meeting of Shareholders to be held on June 9, 2005, at 10:00 A.M. at the Holiday Inn, 8901 Business Park Dr., Austin, TX 78759 or any adjournments. The Company will bear the cost of this solicitation. Solicitation of proxies will be by mail and it is anticipated that the proxy materials will be mailed to shareholders on or about May 6, 2005. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock and will be reimbursed for their reasonable expenses. All properly executed proxies will be voted (except to the extent that authority to vote in the election of directors has been withheld), and where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted for the proposed nominees for directors and other proposals set forth herein.

Any shareholder may revoke his proxy at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary or by voting in person at the meeting.

                             VOTING SECURITIES

The voting securities of the Company consist of one class of Common Stock
($.05 par value), 12,500,000 shares authorized for issuance. Only shareholders of record at the close of business April 21, 2005, will be entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were outstanding 1,416,587 shares of Common Stock of the Company. The presence, in person or by proxy of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote on each of the shares represented in person or by the proxy at the meeting. A majority is required for the election of directors and for the ratification of the appointment of independent auditors.

                         PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth, as of April 5, 2005, the number of shares of outstanding Common Stock of the company owned by each person who owns of record or beneficially more than 5% of such stock:

  Name and Address                     Amount and Nature          Percent
 of Beneficial Owner               of Beneficial Ownership       of Class

Linda R. Watson (1)                       1,043,066                73.63%
9811 Anderson Mill Road
Austin, Texas 78750

Wistar Morris, III (2)                      102,151                 7.21%
Boenning & Scattergood, Inc.
4 Tower Bridge, Suite 300
200 Barr Harbor Drive
West Conschohocken, PA 19428-2979

(1) 26,000 shares are owned directly; 992,626 shares are owned by Robert Watson, Inc., of which Linda R. Watson is President and controlling stockholder; and she is the beneficiary of 24,440 shares held in a retirement trust belonging to Robert N. Watson, Jr. Linda R. Watson exercises shared voting and investment powers as one of the three directors of Robert Watson, Inc. William Watson is also a director of Robert Watson, Inc.

(2) Includes 51,584 shares held by his immediate family and as co-trustee for a foundation.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 21, 2005, the number of shares of outstanding Common Stock of the Company owned beneficially by each director and by all directors and officers of the Company as a group. In this table, ownership means the right to direct the voting or the sale of shares, even if those rights are shared with someone else.

   Name and Address                                  Percent
  of Beneficial Owner            Shares Owned        of Class


Linda R. Watson (1) (2)         1,043,066              73.63%
9811 Anderson Mill Road
Austin, Texas 78750

William G. Watson (2) (3)          28,024               1.98%
PO Box 2253
Midland, Texas 79702

Robert L. Patterson (2)            30,250               2.13%
P.O. Box 26296
Austin, Texas 78755

Teresa Nuckols                        900                .06%
9811 Anderson Mill Rd.
Austin, Texas 78750

Directors and Executive         1,102,240              77.81%
Officers as a group
(4 persons)

(1) Includes 26,000 shares owned directly; 992,626 shares owned by Robert Watson, Inc. of which Linda R. Watson is President and controlling stockholder; and she is the beneficiary of 24,440 shares held in a retirement trust belonging to Robert N. Watson, Jr. Estate.

(2) Linda R. Watson, William G. Watson, and Robert L. Patterson are directors of the Company.

(3) Includes 1,875 shares held jointly with his spouse; and 3,125 shares owned through his corporation, William Watson, Inc.


                                ELECTION OF DIRECTORS

A board of three directors is to be elected, with each director to hold office until the next annual meeting and until his successor is elected and qualified. The person named as proxies in the enclosed proxy have been designated by management and intend to vote for the election of the Board of Directors of the persons named below. Although management has no reason to believe that any of the nominees named below will be unable to serve as director, if any nominee withdraws or otherwise becomes unavailable to serve, the person named as proxies will vote for any substitute nominee designated by management.


Certain information concerning the nominees is set forth below:

                            Director
    Name                      Since              Principal Occupation
--------------------------------------------------------------------------
Linda R. Watson               1982               Chairman of the Company

William G. Watson             2002               President of the Company

Robert L. Patterson           1983               Independent Consulting
                                                   Petroleum Engineer

Linda R. Watson (age 61), received her B.A. degree from The University of Texas at Austin in 1966. She has been a director and Secretary-Treasurer of Robert Watson, Inc., for more than the last five years and is now President of Robert Watson, Inc. She has been a Director of the Company since 1982. Also, she was the wife of Robert N. Watson, Jr.

William G. Watson (age 56), received his B.A. degree from Texas Tech University in 1970 and his M.S. degree from The University of Texas at Arlington in 1974. He has been a director or Robert Watson, Inc., and is a director and President of William Watson, Inc., an independent geological consulting firm, which he founded in 1983, for more than the last five years. He was a director and Vice President of the Company from 1982 until 1997. He was elected President of the Company on September 27, 2002, after the untimely death of the Company's President and CEO, Robert N. Watson, Jr.


Robert L. Patterson (age 65), received his B.S. and M.S. degrees from The University of Texas at Austin in 1963 and 1964. He was employed by Union Oil Company of California from 1965 through 1975, serving in various engineering capacities. He was a Vice President of Argonaut Energy Corporation from 1976 through 1982. He was the President of Medallion Equipment Corporation and President of Argonaut Energy Corporation from July, 1985 through January, 1989. He has been an independent consulting petroleum engineer since 1983.

During the year ended December 31, 2004,the Board of Directors held five meetings. All of the directors attended all of their board and committee meetings. The board of directors has one standing committee, the audit committee. The primary responsibility of the audit committee is to assist the board of directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of Texas Vanguard Oil Company.

                  EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Compensation of Executive Officers

The following sets forth in summary form the compensation received during each of the Company's last three complete fiscal years by the Chief Executive Officer of the Company. No other officers of the Company received salary, bonus or other annual compensation in total, in excess of $100,000.


                          SUMMARY COMPENSATION TABLE


                        Annual Compensation           Long Term Compensation

Name and                                                  1980 Plan  All Other
Principal Position     Year  Salary    Bonus   Management  SARs(#) Compensation
                              ($)       ($)     Fees($)   /Options     ($)
------------------------------------------------------------------------------
Linda R. Watson,       2004   -0-       -0-   $222,000 (1)   -0-       -0-
  Chairman of Board
  and Director         2003   -0-       -0-   $222,000 (1)   -0-       -0-


(1) Management services were provided by a firm owned by Robert N. Watson Jr., the President and CEO of the Company, until his untimely death in September 2002. Management services will continue under the same firm now owned by the Chairman of the Company.


Option/SAR Grants in Last Fiscal Year:
  No options/SARs were made during the last completed fiscal year to officers of the Company.

Long-Term Incentive Plan:
  The Company does not make any Long-Term Incentive Plans to its CEO or other executive officers.

Pension Plan Table:
  The Company does not provide any benefit or actuarial plan under which benefits are determined by final compensation and years of service to its CEO or other executive officers.

Ten-Year Option/SAR Repricing:
  The Company has had no repricing of any options/SAR during the last completed fiscal year.

Compensation of Directors:
  The Company compensates its non-salaried directors a $500 director's fee for serving as directors and attending meetings.

Options to Purchase Stock

The Company enacted an Incentive Stock Option Plan in 1980 which provides for the granting of options to officers, key employees and consultants for the purchase of a total of 150,000 shares of common stock of the Company. At December 31, 2004, none have been granted. The option prices may not be less than 100% of the market price on the date of the grant. Options granted under the plan must be exercised within five years of the date of grant in such amounts as the Board of Directors may determine.

Certain Transactions

The Company and a management firm owned by the Chairman of the Company have an agreement whereby the latter will provide the Company general corporate management services. This agreement is the same as could be obtained from an independent third party. The affiliated company received $18,500 per month, effective January 1, 2004, as compensation for performance of those services. During 2004, $222,000 was incurred under this agreement. On January 1, 2005,the Company renewed the agreement for $19,000 per month, until December 31, 2005.

Audit Committee

The Audit Committee operates pursuant to a charter approved by the Board of Directors, a copy of which is attached as Exhibit A.The Committee is responsible for ensuring the reliability of the Company financial statements, overseeing managements implementation of the Company financial reporting process, the independence and qualifications of the independent auditor, and the Company compliance with legal and regulatory requirements. All members of the Committee have experience in preparing and analyzing financial reports and in settings and enforcing internal controls. They also have experience in dealing with small oil and gas companies. Success for companies such as Texas Vanguard Oil requires a close working relationship between management and the Board. The Company financials are prepared by an outside Certified Public Accountant and are audited by an independent accounting firm. The Board has not designated any member as its AUDIT COMMITTEE FINANCIAL EXPERT as the term is defined under SEC rules, and does not plan to designate one at this time.
The size, nature and operations of the Company are relatively small and are simpler to understand than companies with larger resources. Liability risks inherent in serving on any board and the limited resources of a small company such as Texas Vanguard make it difficult to bring in outside board members with a working knowledge of the oil and gas business.
The Audit Committee met four times during 2004.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2004. The Audit Committee, in a meeting with Sprouse & Anderson, L.L.P., the independent auditors, has discussed the Audit Committee Communications required by Statement on Auditing Standards Numbers 61 and 90. The independence of the Auditors was discussed; and, the Committee received a letter and the received the written disclosures from the Auditors as required by Independence Standards Board, Standard No. 1, Independent Discussion with Audit Committee.

Based on review and discussions, the Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2004 be accepted and be made a part of the Company Form 10K Annual Report Securities and Exchange Commission filing.

Accounting Fees

The aggregate fees billed to the Company by Sprouse & Anderson, L.L.P.
for the audit of Texas Vanguard Oil Company annual financial statements included in the 10K and for the review of the financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2004 and 2003 totaled $17,500 and $22,500, respectively.

The Audit Committee
Teresa Nuckols, Chairman
Linda Watson
Robert Patterson




                                    ITEM 2
                  RATIFICATION OF APPOINTMENT OF AUDITORS

As required by the Sarbanes-Oxley Act of 2002, our Audit Committee is directly responsible for appointment, compensation, retention and oversight of the Companys independent auditors. We are asking the stockholders to ratify the Audit Committee choice of Sprouse & Anderson, L.L.P. as independent auditors to audit the financial statements of the Company for the 2005 fiscal year.
If the stockholders fail to ratify the appointment of the auditors, our Audit Committee will take that into consideration in determining whether to continue the auditing engagement.

Sprouse & Anderson, L.L.P. was engaged as independent auditors of the Company for the fiscal year ending December 31, 2004. Representatives of this firm will be present at the meeting and, while they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends an affirmative vote for this ratification.

                           VOTE REQUIRED FOR APPROVAL

For approval of Proposal 1 and 2, the affirmative vote of the holders of a majority of the shares voting at the Meeting shall be sufficient for the election of Directors and to ratify the selection of Sprouse & Anderson, L.L.P. as auditors.

Annual Report

The Company Annual Report on Form 10-K for the year ended December 31, 2004 (as filed with the Securities and Exchange Commission) is being mailed with the proxy materials and such report constitutes the Company's annual report to the shareholders for the year 2004. Exhibits to the Annual Report on Form 10-K will be provided to any shareholder upon written request and upon payment of a copying charge. Requests for exhibits should be directed to Linda R. Watson, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750.

Proposals for Next Annual Meeting

Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2006 must be received by the Company no later than January 12, 2006, in order to be included in the proxy statement and form of proxy relating to that meeting.

Other Information

Management of the Company knows of no other matters which are likely to be brought before the Annual Meeting; however, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote such proxy in accordance with their best judgment of such matters. Such proxies will also be voted with respect to matters incident to the conduct of the Annual Meeting.

                                              TERESA NUCKOLS
                                               Secretary


Austin, Texas
April 29, 2005



EXHIBIT A


                        TEXAS VANGUARD OIL COMPANY
       (Adopted by the Board of Directors on September 16, 2004)
                         Audit Committee Charter


Purpose

	The Audit Committee (the Committee) shall assist the Board of Directors (the Board) of Texas Vanguard Oil Company, a Texas corporation (the Company) in fulfilling its responsibility as they relate to:

* the integrity of the Companys financial reporting process, financial statements, the Companys accounting policies and system of internal controls;
* the Companys compliance with legal and regulatory requirements;
* the qualifications, independence and performance of the Companys external auditors; and
* the performance of the Companys internal audit function.

The Audit Committee shall prepare the report that the Securities and Exchange Commission rules require be included in the Company annual proxy statement.

Membership

	The Audit Committee shall be composed of no fewer than three members appointed by the Board, one of whom shall be designated by the Board as the Committee chairman. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment.

Authority

	The Audit Committee shall have the authority to retain such outside professional assistance, as it deems appropriate and shall have unrestricted access to all Company personnel, facilities and records. The Company shall provide the financial resources the Committee requires in fulfilling its obligations.

	The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Duties

	The Committee is to serve in an oversight capacity and is not intended to be part of the Company operational or managerial decision-making process. The Company management is responsible for preparing the Company financial statement and the outside auditors are responsible for auditing the financial statements.

	The Committee is to provide an open avenue of communication among management, the internal audit staff, the outside auditors and the Board.

Financial Statements

1. Review the annual financial statements with management; evaluate the adequacy of internal controls that could significantly affect the Company financial statements; and review the financial statements in the Form 10-K with management and the independent auditors before the l0-K is filed.

2. Review the interim financial statements in the Form 10-Q with management and the independent auditors before the 10-Q is filed, including the results of the independent auditors view of the quarterly financial statements and any changes in accounting policy that have occurred during the interim period.

Financial Management

1. Review with management and the independent auditors the scope and quality of internal accounting and financial reporting controls.


2. Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported to the Committee by management, the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer, or member of the Board of the Company, or an affiliate of the foregoing.


3. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company financial statements or accounting policies.


4. Review with management the Company s major financial risk exposures and the steps management has taken to monitor and control such exposure, including the Company risk assessment and risk management policies.


5. Review with management and the independent auditors various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent auditors.

Independent Auditors

1. Recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.


2. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid, and all other matters the Committee deems appropriate, including auditors independence and accountability to the Board and the Committee.


3. Oversee the independence of the outside auditors by discussing with the auditors periodic reports regarding the auditors independence. Review independent auditors letter of independence submitted to the Committee in accordance with the Independent Standards Board
   Standard No. 1.


4. Review and evaluate the qualifications and performance of the independent auditor team. Review reports from the independent auditors describing their quality control procedures.


5. Review and approve all professional services provided to the Company by its independent auditors and approve the fees to be paid to the independent auditors for audit services. Approve the retention of the independent auditors for any non-audit service and the fee for such service.


6. Meet with independent auditors to review the planning and staffing of the audit, including matters relating to the conduct of the audit.


7. Review with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the auditors may have encountered, and should include:


* any changes required in the planned scope of the internal audit;


* any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management; and


* any comments of management regarding the responsiveness of the independent auditors to the Company needs.

Meetings

	The Audit Committee shall meet with such frequency and at such intervals and places, as it shall determine is necessary to carry out its duties and responsibilities. A simple majority of the Committee shall constitute a quorum for the transaction of business.

	The Audit Committee shall meet periodically with the management, the internal auditor and the independent auditors, in separate executive sessions. The Committee may request any officer, employee or consultant of the Company or the Companys outside counsel or independent auditors to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

	The Corporate Secretary, or a delegate, shall record and keep minutes of all Audit Committee meetings. The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.